UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

HELIOS TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Florida	001-40935	59-2754337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7456 16th St E
Sarasota, Florida		34243
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 941 362-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value	HLIO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2025, Michael Connaway, the Executive Vice President and Chief Financial Officer, was separated from the Company. The Company has further announced that Jeremy Evans has been promoted to the position of Executive Vice President and Chief Financial Officer. Pursuant to the October 27, 2025, Executive Officer Severance Agreement (the “Severance Agreement”) between the Company and Mr. Connaway, Mr. Connaway is entitled to receive continuation of his annual base salary for twelve months, a prorated payment of his current year target short-term compensation award (“STI”), and continuing medical, dental, life, disability and hospitalization benefits, at Company expense, for a period of twelve months. Pursuant to the Severance Agreement, Mr. Connaway will be required to sign a general release with the Company (the “Separation Agreement”), which requires compliance with the restrictive covenants set forth in the Separation Agreement following termination. The foregoing description of the Severance Agreement is not complete and is qualified in its entirety by reference to the form of Severance Agreement, which was previously filed as exhibit 10.2+ to the Company’s Current Report on Form 8-K filed on June 18, 2019.

In connection with his appointment, Mr. Evans will be entitled to an increase in his annual base salary to $425,000. In addition, under the Company's incentive plans, his short-term incentive target will be increased to 60% of his base salary and his long-term incentive target will be increased to 120% of his base salary.

Mr. Evans, age 50, joined the Company on January 24, 2024, and since that time has driven process improvement, streamlined financial reporting, and navigated complex accounting topics, all while maintaining timely and accurate financial records and a robust internal control environment. Prior to joining Helios Technologies, Mr. Evans accumulated 25 years of progressive operational and financial management leadership experience with Tech Data, now TD SYNNEX Corporation (NYSE: SNX). His final role with TD SYNNEX prior to joining Helios Technologies was Vice President, Accounting Transformation. He earned his Bachelor of Arts degree with a double major in Math and Spanish from Eckerd College, received a Master of Business Administration from the University of Sarasota, and received a Certified Public Accountant (CPA) license from the state of Florida.

There are no arrangements or understandings between Mr. Evans and any other person pursuant to which he was appointed as an officer and director of the Company. Mr. Evans does not have any family relationship with any director or other executive officer of the Company, and there are no transactions in which Mr. Evans has a material interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated November 17, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIOS TECHNOLOGIES, INC.

Date:	November 17, 2025	By:	/s/ Sean Bagan
Sean Bagan President and Chief Executive Officer (Principal Executive Officer)